                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant / /

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     / / Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                USG CORPORATION
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                (Name of Registrant as Specified in Its Charter)

                                USG CORPORATION
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     / / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     / / Fee paid previously with preliminary materials.

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     / / Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                                     -------------------------------------------
                                     USG CORPORATION

[USG LOGO]                           -------------------------------------------
                                     125 South Franklin Street

                                     -------------------------------------------
                                     Chicago, IL 60606-4678

                                     -------------------------------------------
                                     312 606-4000

                                     -------------------------------------------

March 31, 1995

Dear Fellow Stockholder:

     You are cordially invited to attend our annual meeting of stockholders to be held on Wednesday, May 10, 1995, in the Sixth Floor Auditorium, The Northern Trust Building, 50 South LaSalle Street, Chicago, Illinois. The meeting will begin at 9:15 a.m. Chicago time. The attached Notice of Annual Meeting and proxy statement set forth and describe the items to be covered.

     If you wish to attend the meeting, please let us know by marking the designated box on the enclosed proxy card. Whether or not you plan to attend the meeting, we ask that you execute and return the proxy in the envelope provided. If you then attend the meeting, you may, in your discretion, withdraw your proxy and vote in person. In any case, please vote. Your participation in our meeting is important to us.

Sincerely,

EUGENE B. CONNOLLY
Chairman of the Board

125 South Franklin Street       USG CORPORATION           Chicago, IL 60606-4678
                            NOTICE OF ANNUAL MEETING
                                OF STOCKHOLDERS

     The annual meeting of stockholders of USG Corporation will be held in the Sixth Floor Auditorium, The Northern Trust Building, 50 South LaSalle Street, Chicago, Illinois on Wednesday, May 10, 1995, at 9:15 a.m., Central Daylight Time, for the following purposes:

          1. To elect five directors for a term of three years, pursuant to the Corporation's by-laws.

          2. To consider approval of the Stock Compensation Plan for Non-Employee Directors.

          3. To consider approval of the 1995 Long-Term Equity Plan.

          4. To consider ratification of the appointment of Arthur Andersen LLP as independent public accountants for the year ending December 31, 1995.

          5. To transact such other business as may properly come before the meeting.

     Pursuant to a provision in the Corporation's by-laws, any matter to be presented at the meeting for consideration and with a view to obtaining a vote thereon must be introduced by a motion, and any such motion must be seconded before consideration of it may begin or before a vote on it may be obtained.

     The Board of Directors has fixed the close of business on March 14, 1995, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

     A list of stockholders entitled to vote at the meeting and the number of shares registered in the name of each will be available for examination by any stockholder at the office of the Corporate Secretary of the Corporation, 125 South Franklin Street, Chicago, Illinois during ordinary business hours beginning April 24, 1995, and running through the time of the meeting.

                                           By order of the Board of Directors

                                           DEAN H. GOOSSEN
                                           Corporate Secretary
Chicago, March 31, 1995

  IMPORTANT -- PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE
                               ENCLOSED ENVELOPE.

                           PROXY STATEMENT AND PROXY

     This proxy statement has been prepared by the management of USG Corporation (the "Corporation"). It is being furnished to stockholders in connection with the solicitation of proxies by the Board of Directors for use at the annual meeting of stockholders of the Corporation to be held on May 10, 1995, and any adjournment thereof. The notice of the meeting accompanies this proxy statement. The Corporation intends to commence distribution of this proxy statement together with notice, proxy, and other accompanying materials, on or about March 31, 1995.

     The Board of Directors has selected the close of business on March 14, 1995 (the "Record Date"), as the time for determining the holders of record of the Corporation's common stock, par value $0.10 per share ("Common Stock"), entitled to notice of and to vote at the annual meeting or any adjournment thereof. On the Record Date, the Corporation had outstanding 45,001,679 shares of Common Stock, and those are the only securities of the Corporation entitled to vote at the annual meeting or any adjournment thereof. A majority of the shares entitled to vote at the meeting will constitute a quorum for the transaction of business.

     Each share of Common Stock outstanding on the Record Date is entitled to one vote on each proposal. The affirmative vote of the holders of a majority of the stock entitled to vote and present in person or represented by proxy is required for election of directors and for approval of each of the other matters. Broker non-votes (i.e., the failure to vote shares held of record by nominees due to a lack of both discretionary authority and instructions from the beneficial owners) with respect to any matter are not considered part of the "voting power present" with respect to such matter and will not affect the outcome of the vote on such matter. Abstentions are not treated as votes cast for or against the election of directors or a particular matter, as the case may be, but they are treated as part of the "voting power present" with respect to such matter and therefore have the same legal effect as a vote against such matter.

     Any person giving a proxy may revoke it at any time before it has been voted by (i) giving written notice of revocation to the Corporate Secretary of the Corporation, (ii) submitting to the Corporation a valid proxy voting the same shares and having a later date, or (iii) voting by ballot at the annual meeting.

     All proxies received (and not revoked) pursuant to this solicitation will be voted by the individuals named in the proxy as indicated below, except as to matters where authority to vote is specifically withheld and except as to matters on which the person solicited specifies a choice, in which case the proxy will be voted in accordance with such specification. If no instructions are given and authority is not withheld, the individuals named in the proxy solicited by the Board of Directors intend to vote FOR the nominees for election as directors named below; FOR approval of the Stock Compensation Plan for Non-Employee Directors; FOR approval of the 1995 Long-Term Equity Plan; and FOR ratification of the appointment of Arthur Andersen LLP as independent public accountants for the year ending December 31, 1995.

     Water Street Corporate Recovery Fund I, L.P. ("Water Street") held of record 9,418,231 shares of Common Stock as of the Record Date, or approximately 21% of the total of such shares outstanding. In addition, Goldman, Sachs & Co., the general partner of Water Street, owned directly 96,539 shares of

Common Stock as of the Record Date. See "Principal Stockholders" below. An agreement between the Corporation and Water Street and its affiliates Goldman, Sachs & Co. and The Goldman Sachs Group, L.P. (collectively, the "Water Street Entities") requires (a) Water Street to vote all shares of Common Stock beneficially owned by it, and (b) the other Water Street Entities to vote all shares of Common Stock beneficially owned by them in excess of 10% of the then outstanding shares of Common Stock, in each case in the same proportion as the votes cast by all other holders of Common Stock, subject to certain exceptions not currently applicable. See "Certain Relationships and Related Transactions" below. The Corporation believes that all of the 9,418,231 shares of Common Stock held of record by Water Street on the Record Date, or approximately 21% of the total outstanding, are subject to such proportional voting requirement.

     The Northern Trust Company, as trustee of the USG Corporation Investment Plan, held of record 449,375 shares of Common Stock as of December 31, 1994, or approximately 1% of the total of such shares outstanding. All shares so held by the Trustee on the Record Date will be voted in accordance with instructions given by Plan participants. Shares as to which no instructions are received will be voted by the Trustee in the same proportions as those shares for which instructions are received.

     Except as otherwise expressly indicated, all information in this proxy statement is provided as of March 14, 1995.

                             PRINCIPAL STOCKHOLDERS

     The following persons may be deemed to be beneficial owners (as determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of
1934) of more than five percent of the outstanding Common Stock as of the Record Date.

                   NAME AND ADDRESS                           AMOUNT OF
                  OF BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP     PERCENT OF CLASS
-------------------------------------------------------  --------------------     ----------------
Water Street Corporate Recovery Fund I, L.P.(a)........        9,418,231                  21%
85 Broad Street
New York, NY 10004
FMR Corp.(b)...........................................        5,574,100                12.4%
82 Devonshire Street
Boston, MA 02109

---------------
(a) In addition to 9,418,231 shares of Common Stock, Water Street owns directly 116,070 warrants that are currently exercisable for shares of Common Stock at the rate of one Warrant for one share (the "Warrants"). Goldman, Sachs & Co. owns directly 96,539 shares of Common Stock and, as the general partner of Water Street, may be deemed to be the beneficial owner of the 9,418,231 shares of Common Stock and 116,070 Warrants owned directly by Water Street on the Record Date. Such shares and Warrants may also be deemed to be beneficially owned by The Goldman Sachs Group, L.P., one of the general partners of Goldman, Sachs & Co. Goldman, Sachs & Co. and The Goldman Sachs Group, L.P. disclaim beneficial ownership of shares and Warrants held by Water Street to the extent partnership interests in Water Street are held by persons other than Goldman, Sachs & Co., The Goldman Sachs Group, L.P., and their affiliates.

(b) Based solely on a Schedule 13G filed with the Securities and Exchange Commission, as of December 31, 1994: (i) FMR Corp., a parent holding company, had sole voting power with respect to 92,400 shares and sole investment power with respect to 5,574,100 shares; (ii) Fidelity Management & Research Company, an investment advisor and a wholly owned subsidiary of FMR Corp., through certain funds advised by it, had sole power to dispose of 5,413,400 shares and no power to vote such shares, which power resides with the funds' Board of Trustees; (iii) Fidelity Magellan Fund, a fund advised by Fidelity Management & Research Company, had sole power to dispose of 4,334,300 shares, and the Fund's Board of Trustees had sole power to vote such shares; (iv) Fidelity Management Trust Company, a bank and a wholly owned subsidiary of FMR Corp., through certain accounts managed by it, had sole power to dispose of 75,700 shares and sole power to vote 7,400 shares and no power to vote the remaining 68,300 shares owned by the accounts; and (v) Fidelity International Limited, an investment adviser, had sole power to vote and sole power to dispose of 85,000 shares. According to such Schedule 13G, Edward C. Johnson 3d, Chairman of FMR Corp., and Abigail P. Johnson each own 24.9% of the outstanding common stock of FMR Corp., and various Johnson family members own FMR Corp. voting common stock; these Johnson family members, through their ownership of voting common stock and the execution of a family shareholders' voting agreement, form a controlling group with respect to FMR Corp.

                      ITEM NO. 1 -- ELECTION OF DIRECTORS

     On May 6, 1993, the Corporation completed a comprehensive restructuring of its debt (the "Restructuring") through implementation of a "prepackaged" plan of reorganization under the federal bankruptcy laws (the "Prepackaged Plan"). Under the Prepackaged Plan, the number of persons comprising the Board of Directors was increased by five effective May 6, 1993 which, after the May 1993 retirement of one director whose position was eliminated, brought the total Board membership to 15. Of the five new directors (the "New Directors"), two, Messrs. Crutcher and Lesser, were nominated by a committee representing holders of the Corporation's senior subordinated debentures which were converted into Common Stock under the Prepackaged Plan (each a "Senior Subordinated Director"); two, Messrs. Fetzer and Zubrow, were nominated by Water Street (each a "Water Street Director"); and one, Mr. Brown, was nominated by a committee representing holders of the Corporation's junior subordinated debentures which were converted into Common Stock and Warrants under the Prepackaged Plan (a "Junior Subordinated Director"). The Prepackaged Plan also provided that one Water Street Director (Mr. Zubrow) and one Senior Subordinated Director (Mr. Lesser) be appointed to the Finance Committee of the Board of Directors and that the Finance Committee be comprised of four non-employee directors, one of whom shall be a Water Street Director and one of whom shall be a Senior Subordinated Director, through June 22, 1997.

     As the respective terms of office of the New Directors expire, the Prepackaged Plan provides that each such New Director will be renominated. If a New Director declines or is unable to accept such nomination, or in the event a New Director resigns during his term or otherwise becomes unable to continue his duties as a director, such New Director or, in the case of a Water Street Director, Water Street, shall recommend his successor to the Committee on Directors of the Board. In the event of the death or incapacity of a New Director, his successor shall be recommended, in the case of a Water

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

Street Director, by Water Street, in the case of a Senior Subordinated Director, by the remaining Senior Subordinated Director, and in the case of a Junior Subordinated Director, by the remaining New Directors. Any such nominee shall be subject to approval by the Board's Committee on Directors and the Board, which approval shall not be unreasonably withheld.

     Until June 22, 1997, the time at which the director nomination and selection procedures established by the Prepackaged Plan terminate, no more than two employee directors may serve simultaneously on the Board. An "employee director" is defined for this purpose as any officer or employee of the Corporation or any direct or indirect subsidiary, or any director of any such subsidiary who is not also a director of the Corporation.

     The Board of Directors of the Corporation is divided into three classes of five each, with one current vacancy in the class with terms expiring in 1996. Each class is elected for a three-year term. One class will be elected at the annual meeting of stockholders on May 10, 1995. The remaining classes will be elected in 1996 and 1997, respectively.

     The five candidates nominated by the Board of Directors for election as directors at the annual meeting of stockholders on May 10, 1995, are identified below. Two of the nominees, Lawrence M. Crutcher and Wade Fetzer III, are New Directors and have been nominated pursuant to the requirements of the Prepackaged Plan described above. If any nominee identified below should for any reason become unavailable prior to such meeting, which the Board of Directors does not anticipate, the Board of Directors prior to such meeting will nominate a new candidate in place of any such person (which, in the case of either Mr. Crutcher's or Mr. Fetzer's unavailability, would be a candidate recommended by Mr. Lesser or Mr. Zubrow, respectively) and vote in favor of the new candidate all shares represented by proxies received by the Board, unless authority to vote for all candidates nominated by the Board is withheld.

     A provision in the Corporation's by-laws requires that a person serving both as a director and an officer shall not continue to serve as a director beyond the date such person ceases to be an officer. Another by-law provision requires that a director who is not an officer or employee leave the Board at the end of the first annual meeting of stockholders following such director's 70th birthday.

     Information shown for nominees and directors has been furnished to the Corporation by such nominees and directors.

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
                    FOR A THREE-YEAR TERM TO EXPIRE IN 1998

     W.H. CLARK, 62, Formerly Chairman of the Board (1984-1994), Chief Executive Officer (1982-1994) and President (1984-1990) of Nalco Chemical Company of Naperville, Illinois, specialized chemicals and technology. He is a director of Northern Trust Corporation and The Northern Trust Bank, Nicor Corporation, Bethlehem Steel Corporation, James River Corporation, Northern Illinois Gas Company and Diamond Shamrock Corporation. Mr. Clark has been a director of the Corporation

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

since August 1985, is a member of the Board's Executive Committee and Compensation and Organization Committee and is Chairman of its Audit Committee.

     LAWRENCE M. CRUTCHER, 52, Managing Director (since 1990) of Veronis, Suhler & Associates, investment bankers. From 1967 to 1989, Mr. Crutcher was with Time Inc. He was President of Book-of-the-Month Club (1985-1989); Vice President for Financial Planning (1984); Vice President, Magazines (1981-1983); and Vice President, Circulation (1976-1980). Mr. Crutcher has been a director of the Corporation since May 1993 and is a member of the Board's Compensation and Organization Committee and Public Affairs Committee.

     WADE FETZER III, 57, Limited partner (since 1994) and partner (1986-1994) of Goldman,
Sachs & Co., investment bankers. Mr. Fetzer is a member of the Board of Trustees and the Executive Committee of Rush-Presbyterian St. Luke's Medical Center, a Trustee of Northwestern University and the University of Wisconsin Foundation, and a member of the Board of United Charities of Chicago. Mr. Fetzer has been a director of the Corporation since May 1993 and is a member of the Board's Compensation and Organization Committee and Public Affairs Committee.

     WILLIAM C. FOOTE, 44, President and Chief Operating Officer since January 1994; President and Chief Executive Officer, USG Interiors, Inc. (January 1993-December 1993); President and Chief Executive Officer, L&W Supply Corporation (September 1991-December 1993); Executive Vice President and Chief Operating Officer, L&W Supply Corporation (December 1990-August 1991); Senior Vice President and General Manager, Central Construction Products Region, United States Gypsum Company (April 1989-November 1990); Senior Vice President, USG Interiors, Inc. (December 1988-March 1989); Vice President, USG Corporation and Vice President, International & Business Development, USG Interiors, Inc. (January 1988-November 1988). He joined the Corporation in January 1984 and was appointed Vice President, Strategic Planning and Corporate Development, USG Corporation in March 1985. Mr. Foote is a director of GATX Corporation. He is also a director of the Del Nor Community Health Care Foundation. He has been a director of the Corporation since March 1994 and is a member of the Board's Executive Committee.

     JUDITH A. SPRIESER, 41, Senior Vice President and Chief Financial Officer (November 1994-present) of Sara Lee Corporation, packaged food and consumer products. Ms. Sprieser has been with Sara Lee Corporation since 1987 and served as President and Chief Executive Officer (1993-1994) and Chief Financial Officer (1990-1993) of Sara Lee Bakery, North America, and Assistant Treasurer, Corporate Finance (1987-1990). She has been a director of the Corporation since February 1994 and is a member of the Board's Audit Committee and Public Affairs Committee.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE.

                         DIRECTORS CONTINUING IN OFFICE

                      DIRECTORS WHOSE TERM EXPIRES IN 1996

     ROBERT L. BARNETT, 54, Formerly Vice Chairman of Ameritech (1991-1992) and President of the Ameritech Bell Group (1989-1992), communications and information services, which includes eight wholly owned subsidiaries of American Information Technologies Corporation (Ameritech) and the Bell Group staff. Mr. Barnett also served as President of Ameritech Enterprise Group (1987-1989), President and Chief Executive Officer of Wisconsin Bell Company (1985-1987), Vice President of Operations for Wisconsin Bell Company (1984-1985), President of Ameritech Mobile Communications Company (1983-1984), and in various other capacities with the Bell System, which he joined in 1964. He is a director of Johnson Controls, Inc. and is a member of the Advisory Council of the Robert R. McCormick School of Engineering and Applied Science at Northwestern University and of the University's Electrical Engineering and Computer Science Industrial Advisory Board. He is affiliated with the Institute of Electrical and Electronics Engineers. Mr. Barnett has been a director of the Corporation since May 1990. He is a member of the Board's Compensation and Organization Committee, Audit Committee and Committee on Directors.

     DAVID W. FOX, 63, Chairman and Chief Executive Officer (since 1990) of Northern Trust Corporation and The Northern Trust Company, banking and financial services. He has been with The Northern Trust Company since 1955 and served as Senior Vice President (1974-1978), Executive Vice President (1978-1981), Vice Chairman (1981-1987), and President (1987-1993). Mr. Fox is a director of The Federal Reserve Bank of Chicago, Northern Trust of Florida Corp., Banque Rivaud (Paris, France) and the Chicago Central Area Committee. He is a Governor of the Chicago Stock Exchange, Chairman of Northwestern Memorial Hospital, and a trustee of the Adler Planetarium, The Orchestral Association, and DePaul University. Mr. Fox has been a director of the Corporation since May 1987, is a member of the Board's Executive Committee, Finance Committee and Committee on Directors, and is Chairman of its Compensation and Organization Committee.

     MARVIN E. LESSER, 53, Managing Partner (since 1993) of Sigma Partners, L.P., a private investment partnership. Mr. Lesser has also been a private consultant since 1992. He was Managing Partner (1989-1994) of Cilluffo Associates, L.P., a private investment partnership, and a director (1989-1991) of Amdura Corporation. Mr. Lesser chairs the Seacoast Area Chapter (New Hampshire and Maine) of the American Red Cross. He has been a director of the Corporation since May 1993 and is a member of the Board's Finance Committee, Committee on Directors and Public Affairs Committee.

     BARRY L. ZUBROW, 42, Partner (since 1988) of Goldman, Sachs & Co., investment bankers. Mr. Zubrow is a member of the Board of Managers of Haverford College. He has been a director of the Corporation since May 1993 and is a member of the Board's Finance Committee and Committee on Directors.

                      DIRECTORS WHOSE TERM EXPIRES IN 1997

     KEITH A. BROWN, 43, President (since 1987) of Chimera Corporation, a private management holding company. Mr. Brown is a director (since 1988) of Adelphia Incorporated, a director (since

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

1988) of Global Film & Packaging Corporation, a director (since 1993) of Ashland Castings Corporation, and a director (since 1994) of Mansfield Capital Corporation and Poly Shapes Corporation. Mr. Brown has been a director of the Corporation since May 1993 and he is a member of the Board's Audit Committee, Committee on Directors and Public Affairs Committee.

     EUGENE B. CONNOLLY, 63, Chairman and Chief Executive Officer since January 1994; Chairman, President and Chief Executive Officer (April 1993-December
1993); Chairman of the Board and Chief Executive Officer (June 1990-March 1993); President and Chief Executive Officer (January 1990-May 1990); Executive Vice President of the Corporation (1987-1989); and President and Chief Executive Officer of USG Interiors, Inc. (March 1987-March 1989). He also was President and Chief Executive Officer of DAP Inc. (July 1988-March 1989). Prior to that, he served as President and Chief Operating Officer of United States Gypsum Company. He joined the Corporation in 1958, was appointed General Manager of the Southern Construction Products Division in 1980, and was elected a Group Vice President, Subsidiaries in 1983 and Group Vice President, International and Industrial in 1984. Mr. Connolly is a director of U.S. Can Corporation and The Pepper Companies, Inc. He is a member of the Advisory Board of the Kellogg Graduate School of Management, Northwestern University; the Dean's Advisory Council, School of Business, Indiana University; and the Governing Council, Good Shepherd Hospital (Barrington, Illinois). Mr. Connolly has been a director of the Corporation since May 1988 and is Chairman of the Board's Executive Committee.

     JAMES C. COTTING, 61, Chairman (since March 1995) and former Chairman and Chief Executive Officer (1987-1995) of Navistar International Corporation, truck and diesel engine manufacturing and financial services. Mr. Cotting is a director of Asarco Incorporated and the Interlake Corporation. He is a director of the National Association of Manufacturers and is a member of the Conference Board. Mr. Cotting has been a director of the Corporation since October 1987, is a member of the Board's Executive Committee and Committee on Directors and is Chairman of its Finance Committee.

     PHILIP C. JACKSON, JR., 66, Formerly Vice Chairman and a director of Central Bank of the South, Birmingham, Alabama, and of its parent company, Central Bancshares of the South (1980-1989), banking and financial services; presently Adjunct Professor, Birmingham-Southern College, Birmingham, Alabama (since January 1989). Mr. Jackson was a member (April 1990-April 1993) of the Thrift Depositors Protection Oversight Board, Washington, D.C. He is Director, Saul Centers, Inc., Washington D.C. His past affiliations include: member of the Board of Governors of the Federal Reserve System, Washington, D.C., (July 1975-November 1978) and Vice President and a director of the Jackson Company (mortgage banking operations) of Birmingham, Alabama (October 1949-June 1975). Mr. Jackson is Trustee, Birmingham -- Southern College, Birmingham, Alabama. He has been a director of the Corporation since May 1979, is a member of the Board's Executive Committee and Committee on Directors and is Chairman of its Public Affairs Committee.

     JOHN B. SCHWEMM, 60, Retired Chairman (1983-1989) and Chief Executive Officer (1983-1988) of R.R. Donnelley & Sons Company, commercial and financial printing and publishing. He joined that Company in 1965, prior to which he was with the law firm of Sidley & Austin. Mr. Schwemm was appointed General Counsel in 1969 and elected Group Vice President, Book Group in 1976. He serves as a director of Walgreen Company and William Blair Mutual Funds; he also serves as a Trustee of Northwestern University. Mr. Schwemm has been a director of the Corporation since May 1988 and is a member of the Board's Audit Committee and is Chairman of its Committee on Directors.

     The Board of Directors held seven meetings during 1994, and the standing committees of the Board of Directors held an aggregate of 18 meetings during that year. Each director except Mr. Schwemm attended at least 75% of the aggregate number of meetings in 1994 of the Board of Directors and the Board committees on which he or she served.

Committees of the Board of Directors

     The Board of Directors has established an Executive Committee, consisting of Mr. Connolly, as Chairman, and Messrs. Clark, Cotting, Foote, Fox, and Jackson, which, to the extent permitted by law, is authorized to exercise the power of the Board with respect to the management of the business and affairs of the Corporation between Board meetings. The Executive Committee held one meeting in 1994. The other standing committees of the Board of Directors are the Audit, Compensation and Organization, Finance and Public Affairs Committees and the Committee on Directors.

     The Audit Committee has ongoing responsibilities with respect to adequacy of financial reporting, compliance with corporate policies, and the efficacy of corporate controls. These responsibilities include providing reasonable assurance to the Board of Directors that the Corporation's financial disclosure fairly portrays its financial condition, results of operations, and long-term plans and commitments and that there has been substantial compliance with corporate policies applicable to business conduct. The Committee also monitors the Corporation's system of internal controls for adequacy and implementation. It selects and employs a firm of certified public accountants (which selection and employment is subject to ratification by stockholders). It confers with the auditors regarding the scope of the audit and other services and the cost thereof and reviews with the auditors the findings disclosed during the audit, including matters relating to internal controls, the internal auditing function, accounting policies and financial reporting. The Committee members are W. H. Clark, Chairman, Robert L. Barnett, Keith A. Brown, John B. Schwemm, and Judith
A. Sprieser. The Audit Committee held three meetings during 1994.

     The Compensation and Organization Committee reviews and makes recommendations to the Board of Directors with respect to management organization, succession and development programs, and the election of Corporation officers. The Committee reviews and approves Corporation officers' salaries, incentive compensation, and bonus awards. The Committee also makes the decisions required by a committee of the Board of Directors under all stock option and restricted and deferred stock plans which the Corporation has adopted or may adopt and approves and reports to the Board of Directors changes in salary ranges for all major position categories and changes in Corporation retirement plans, group insurance plans, investment plans, and management incentive compensation, bonus, and other benefit plans. The members of the Committee are David W. Fox, Chairman, Robert L. Barnett, W. H. Clark, Lawrence
M. Crutcher and Wade Fetzer III. The Compensation and Organization Committee held three meetings during 1994 and acted in two instances by unanimous written consent in lieu of a meeting.

     The Finance Committee reviews all of the Corporation's significant financial matters, including strategies, policies and transactions contemplated by the Corporation. It provides review and oversight of and makes recommendations to the Board of Directors on the Corporation's financing requirements and programs to obtain funds; forecasting procedures on revenues, expenses, earnings, and cash flow; operating and capital expenditures budgets; relationships and communications with banks and other lenders and creditors; and adoption of any stock-based or significant cash compensation plan for key employees (other than an annual cash bonus plan consistent with past practice). The Committee reports periodically to the Board on the funding and investment performance of qualified pension plans of the Corporation and its subsidiaries and authorizes necessary or desirable changes in actuarial assumptions for funding those pension plans. The Committee also considers such other matters as may be referred to it from time to time by the Board. The Committee members are James C. Cotting, Chairman, David W. Fox, Marvin E. Lesser, and Barry L. Zubrow. The Finance Committee held seven meetings during 1994.

     The Public Affairs Committee reviews and recommends policies and programs important to the Corporation's position with those various publics whose understanding and goodwill are necessary to the Corporation's success. It reports periodically to the Board on the Corporation's activities in fulfilling its social responsibilities and complying with public policy. The members of the Committee are Philip C. Jackson, Jr., Chairman, Keith A. Brown, Lawrence M. Crutcher, Wade Fetzer III, Marvin E. Lesser, and Judith A. Sprieser. The Committee held two meetings in 1994.

     The Committee on Directors makes recommendations to the Board of Directors concerning the size and composition of the Board and committees of the Board, recommends nominees for election or reelection as directors, and considers other matters pertaining to Board membership such as retirement policy and compensation of non-employee directors. The members of the Committee are John B. Schwemm, Chairman, Robert L. Barnett, Keith A. Brown, James C. Cotting, David W. Fox, Philip C. Jackson, Jr., Marvin E. Lesser, and Barry L. Zubrow. The Committee held two meetings during 1994.

     The Committee on Directors will consider recommendations from Corporation stockholders of director nominee candidates. Such recommendations must be in writing and must include a brief account of the individual's business experience during the past five years, including principal occupations and employment during that period and the name and principal business of any corporation or other organization in which that individual is a director. Such recommendations should be sent to the Committee on Directors, attention of the Corporate Secretary at the principal office of the Corporation. Recommendations may be submitted at any time but will not be considered by the Committee in connection with the annual meeting of a given year unless received on or before December 31 of the prior year.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information known to the Corporation regarding the beneficial ownership of Common Stock as of the Record Date by each current director and each of the five most highly compensated executive officers of the Corporation in 1994, and by all current directors and executive officers of the Corporation as a group (30 persons). Such information is derived from the filings made with the SEC by such persons under Section 16(a) of the Securities Exchange Act of 1934, as amended, and subsequent information received by the Corporation. The totals include any shares which such individuals have the right to acquire within 60 days of the Record Date through the exercise of stock options or Warrants and any shares allocated to the accounts of those individuals through December 31, 1994 under the USG Corporation Investment Plan.

                                               SHARES BENEFICIALLY      OPTION SHARES       TOTAL AND
                                                OWNED, EXCLUDING         EXERCISABLE       PERCENT OF
                    NAME                           OPTIONS(A)          WITHIN 60 DAYS       CLASS(E)
---------------------------------------------  -------------------     ---------------     -----------
Robert L. Barnett............................          1,020                    --             1,020
Keith A. Brown...............................        135,714                    --           135,714
W. H. Clark..................................          2,311                    --             2,311
Eugene B. Connolly...........................          7,479                85,000(b)         92,479
James C. Cotting.............................            520                    --               520
Lawrence M. Crutcher.........................          8,490(c)                 --             8,490
Wade Fetzer III..............................               (d)                 --                  (d)
William C. Foote.............................          1,369                42,500            43,869
David W. Fox.................................          1,131                    --             1,131
Philip C. Jackson, Jr. ......................          2,762                    --             2,762
Marvin E. Lesser.............................            500                    --               500
P. Jack O'Bryan..............................          6,538                34,000            40,538
Harold E. Pendexter, Jr. ....................          6,169                34,000            40,169
Donald E. Roller.............................          5,465                34,000            39,465
John B. Schwemm..............................            179                    --               179
Judith A. Sprieser...........................            200                    --               200
Barry L. Zubrow..............................               (d)                 --                  (d)
All directors and executive officers as a
  group
  (30 persons), including those directors and
  executives named above.....................        179,847               229,500           409,347

---------------
(a) Includes Warrants that are currently exercisable are follows: Mr. Brown, 16,458 Warrants; Mr. Clark, 20 Warrants; Mr. Connolly, 1,003 Warrants; Mr. Fox, 19 Warrants; Mr. Jackson, 879 Warrants; Mr. O'Bryan, 831 Warrants; Mr. Pendexter, 619 Warrants; Mr. Roller, 975 Warrants; Mr. Schwemm, 25 Warrants. Warrants held by directors and executive officers as a group totaled 22,267.

(b) Includes options to purchase 37,443 shares directly and 47,557 shares by a family limited partnership of which Mr. Connolly is the general partner.

(c) Includes 5,990 shares held by Mr. Crutcher as trustee for the benefit of his adult children.

(d) Mr. Fetzer is a limited partner and Mr. Zubrow is a general partner of Goldman, Sachs & Co. As such, Messrs. Fetzer and Zubrow may be deemed to be the beneficial owners of shares beneficially owned or held by Goldman, Sachs & Co. and its affiliates, including Water Street and The Goldman Sachs Group, L.P. As described in "Principal Stockholders" above, Goldman, Sachs & Co. owned directly 96,539 shares of Common Stock and, as the general partner of Water Street, may be deemed to be the beneficial owner of the 9,418,231 shares of Common Stock and 116,070 Warrants owned directly by Water Street on the Record Date. Messrs. Fetzer and Zubrow disclaim beneficial ownership of such shares and Warrants other than to the extent such ownership corresponds to their respective percentage interests in Goldman, Sachs & Co., The Goldman Sachs Group, L.P. and Water Street.

(e) Total beneficial ownership of 409,347 shares of Common Stock by members of the group identified above represents approximately 0.9% of the total outstanding shares of Common Stock, excluding the shares that Messrs. Fetzer and Zubrow may be deemed to beneficially own as described in the preceding note.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The discussion that follows has been prepared based on the actual compensation paid and benefits provided by the Corporation to the five most highly compensated executive officers of the Corporation (collectively, the "Named Executives"), for services performed during 1994 and the other periods indicated. This historical data is not necessarily indicative of the compensation and benefits that may be provided to such persons in the future.

     In general, the Prepackaged Plan provided for the continuation by the Corporation of the existing employment, compensation and benefit arrangements. The Prepackaged Plan resulted in a substantial reduction on May 6, 1993 in the amounts otherwise potentially payable to the Named Executives in 1994 under the Corporation's three-year Incentive Recovery Program (the "IRP") and the concurrent cash settlement of such reduced awards. Although no further awards will be made to the Named Executives under the IRP, the Named Executives were eligible for incentive awards under the Corporation's 1993 and 1994 Annual Management Incentive Programs.

                           SUMMARY COMPENSATION TABLE

     The following table summarizes for the years indicated the compensation awarded to, earned by or paid to the Named Executives for services rendered in all capacities to the Corporation and its subsidiaries.

                                                                       LONG TERM COMPENSATION
                                                                  --------------------------------
                                      ANNUAL COMPENSATION                AWARDS
                                --------------------------------  --------------------   PAYOUTS
                                                       OTHER      RESTRICTED            ----------
                                                       ANNUAL       STOCK     OPTIONS/     LTIP      ALL OTHER
        NAME AND                 SALARY    BONUS    COMPENSATION    AWARDS      SARS     PAYOUTS    COMPENSATION
   PRINCIPAL POSITION     YEAR    ($)      ($)(A)      ($)(B)        ($)       (#)(C)     ($)(D)       ($)(E)
------------------------- ----  --------  --------  ------------  ----------  --------  ----------  ------------
Eugene B. Connolly....... 1994  $640,000  $795,366    $ 60,757      --             --           --    $ 69,571
  Chairman of the Board   1993   612,500   717,624      52,952      --        250,000   $1,164,005      42,426
  and CEO                 1992   555,000        --          --      --             --           --         530
William C. Foote......... 1994   335,000   467,016          --      --         50,000           --      35,238
  President and Chief     1993   275,000   255,096          --      --        100,000      322,740      17,636
  Operating Officer       1992   227,500        --          --      --             --           --         530
P. Jack O'Bryan.......... 1994   296,667   299,160          --      --             --           --      31,491
  Senior Vice
    President --          1993   280,000   255,096          --      --        100,000      470,448      17,739
  Worldwide Technology    1992   256,000        --          --      --             --           --         530
  and Manufacturing
Donald E. Roller......... 1994   305,000   299,160          --      --             --           --      32,306
  Group Vice President -- 1993   280,000   255,096          --      --        100,000      446,614      17,574
  North American          1992   250,000        --          --      --             --           --         530
  Gypsum; President and
  CEO, United States
  Gypsum Company
Harold E. Pendexter,
  Jr..................... 1994   290,000   293,820          --      --             --           --      30,793
  Senior Vice President   1993   269,583   250,614          --      --        100,000      408,524      17,739
  and Chief
    Administrative        1992   242,500        --          --      --             --           --         530
  Officer

---------------
(a) Reflects payments arising from cash award opportunities under the Corporation's Annual Management Incentive Program. The amounts shown are taken into account for purposes of computing benefits under the Corporation's retirement plans. None of the Named Executives received an annual cash bonus for 1992.

(b) Mr. Connolly's Other Annual Compensation for 1994 and 1993 included $13,800 and $14,100, respectively, in automobile allowance and $16,394 and $16,724, respectively, as the estimated cost of equivalent life insurance provided by the Corporation's executive death benefit plan; no other Named Executive had perquisites and other personal benefits aggregating the lesser of either $50,000 or 10 percent of salary and bonus for 1994 or 1993, and none of the Named Executives had such perquisites or other personal benefits for 1992.

(c) Option awards to Mr. Foote in 1994 were as follows: options to purchase 25,000 were granted February 9, 1994, and options to purchase 25,000 shares were granted August 10, 1994. Option awards to Named Executives in 1993 were granted effective June 1, 1993. No option awards were granted to the Named Executives in 1992 and all option awards outstanding as of May 6, 1993 were cancelled without consideration by the terms of the Prepackaged Plan.

(d) Reflects cash settlements in 1993 of reduced awards, otherwise potentially payable in 1994, in connection with termination of the IRP pursuant to and concurrently with the effectiveness of the Prepackaged Plan. The amounts shown are taken into account for purposes of computing benefits under the Corporation's retirement plans. None of the Named Executives received long-term incentive plan payouts in 1994 or 1992.

(e) All Other Compensation for the Named Executives for each year consisted solely of matching contributions from the Corporation to defined contribution plans.

                   OPTION/SAR GRANTS IN LAST FISCAL YEAR (A)

                                                                                 POTENTIAL REALIZABLE
                                                                                         VALUE
                                                                                   AT ASSUMED ANNUAL
                                                                                         RATES
                                           INDIVIDUAL GRANTS                        OF STOCK PRICE
                         -----------------------------------------------------       APPRECIATION
                          SECURITIES      % OF TOTAL                              FOR OPTION TERM(C)
                          UNDERLYING     OPTIONS/SARS
                         OPTIONS/SARS     GRANTED TO     EXERCISE                ---------------------
                            GRANTED        EMPLOYEES      PRICE     EXPIRATION      5%         10%
         NAME               (#)(B)          IN 1994       ($/SH)       DATE        ($)         ($)
-----------------------  -------------   -------------   --------   ----------   --------   ----------
Eugene B. Connolly.....           0             --             --          --          --           --
William C. Foote.......      25,000           2.15       $32.5625      2/9/04    $511,960   $1,297,410
                             25,000           2.15         21.875     8/10/04     343,930      871,580
P. Jack O'Bryan........           0             --             --          --          --           --
Donald E. Roller.......           0             --             --          --          --           --
Harold E. Pendexter,
  Jr...................           0             --             --          --          --           --

---------------
(a)  No SARs were granted in 1994.

(b) Options granted on February 9, 1994 and August 10, 1994, respectively, at an exercise price equal to the mean of the high and low sales prices for a share of Common Stock as reported on the NYSE Composite Tape for such date. These options become exercisable at the rate of one-third of the aggregate grant on each of the first three anniversaries of the date of the grant and expire on the tenth anniversary of the date of grant except in the case of retirement, death or disability in which case they expire on the earlier of the fifth anniversary of such event or the expiration of the original option term.

(c) Assumes appreciation in value from the date of grant to the end of the option term, at the indicated rate.

    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                              OPTION/SAR VALUES(A)

                                                      NUMBER OF SECURITIES
                           NUMBER OF                       UNDERLYING                VALUE OF UNEXERCISED
                             SHARES                 UNEXERCISED OPTIONS/SARS      IN-THE-MONEY OPTIONS/SARS
                           UNDERLYING                  AT FISCAL YEAR-END             AT FISCAL YEAR-END
                            OPTIONS      VALUE     ---------------------------   ----------------------------
                           EXERCISED    REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          NAME                (#)         ($)          (#)            (#)            ($)            ($)
-------------------------  ----------   --------   -----------   -------------   -----------   --------------
Eugene B. Connolly(b)....       0          $0         85,000        165,000       $ 780,937      $1,515,937
William C. Foote.........       0           0         34,000        116,000         312,375         606,375
P. Jack O'Bryan..........       0           0         34,000         66,000         312,375         606,375
Donald E. Roller.........       0           0         34,000         66,000         312,375         606,375
Harold E. Pendexter,
  Jr.....................       0           0         34,000         66,000         312,375         606,375

---------------
(a)  No SARs were outstanding as of December 31, 1994.

(b) In February 1994, Mr. Connolly transferred options to purchase 139,875 shares, out of his outstanding award of options to purchase 250,000 shares, to a family limited partnership of which he is the general partner. On December 31, 1994, Mr. Connolly directly held exercisable options to purchase 37,443 shares and unexercisable options to purchase 72,682 shares, and the family limited partnership held exercisable options to purchase 47,557 shares and unexercisable options to purchase 92,318 shares; on that date, the values of Mr. Connolly's and the partnership's exercisable options were $334,008 and $436,929, respectively, and the values of Mr. Connolly's and the partnership's unexercisable options were $667,766 and $848,171, respectively

Employment Agreements

     In order to assure continued availability of services of the Named Executives, the Corporation (or, in the case of Mr. Roller, U.S. Gypsum) entered into employment agreements (the "Employment Agreements") with the Named Executives in 1993 which superseded substantially identical agreements entered into on various dates prior to 1993. The Employment Agreements have a current term expiring on December 31, 1996 and will automatically renew for successive two-year terms unless the Corporation elects not to renew not less than 120 days before the expiration of the then current term.

     The Employment Agreements provide for minimum annual salaries at the then current rate to be paid at normal pay periods and at normal intervals to Messrs. Connolly ($585,000), Foote ($275,000), O'Bryan ($280,000), Roller ($280,000),
and Pendexter ($255,000), with the minimum annual salaries deemed increased concurrently with salary increases authorized by the Compensation and Organization Committee of the Board of Directors. The Employment Agreements require that each Named Executive devote his full attention and best efforts during the term of such agreement to the performance of assigned duties. If a Named Executive is discharged without cause by the Corporation during the term of his Employment Agreement, he may elect to be treated as a continuing employee under such agreement, with salary continuing at the minimum rate specified in such agreement or at the rate in effect at the time of discharge, if greater, for the balance of the term of the Employment Agreement or for a period of two years, whichever is greater. In the event of any such salary continuation, certain benefits will be continued at corresponding levels and for the same period of time. If a Named Executive becomes disabled during the term of his Employment Agreement, his compensation continues for the unexpired term of the Employment Agreement at the rate in effect at the inception of the disability. In the event of a Named Executive's death during the term of his Employment Agreement, one-half of the full rate of compensation in effect at the time of his death will be paid to his beneficiary for the remainder of the unexpired term of the Employment Agreement.

     Each of the Named Executives has undertaken, during the term of his Employment Agreement and for a period of three years thereafter, not to participate, directly or indirectly, in any enterprise which competes with the Corporation or any of its subsidiaries in any line of products in any region of the United States. Each Named Executive has also agreed not to, at any time, use for his benefit or the benefit of others or disclose to others any of the Corporation's confidential information except as required by the performance of his duties under his Employment Agreement.

Termination Compensation Agreements

     The Corporation is a party to termination compensation agreements with the Named Executives which have a current term expiring on December 31, 1995, and which will automatically renew for successive two-year terms unless the Corporation elects not to renew not less than 120 days before the expiration of the then current term. A Named Executive's agreement terminates upon his attaining age 65.

     The agreements provide certain benefits in the event of a "change in control" and termination of employment within three years thereafter or prior to the Named Executive attaining age 65, whichever is earlier, but only if such termination occurs under one of several sets of identified circumstances. Such circumstances include termination by the Corporation other than for "cause" and termination by the Named Executive for "good reason". Each "change in control" will begin a new three-year period for the foregoing purposes. For purposes of the agreements: (i) a "change in control" is deemed to have occurred, in general, if any person or group of persons acquires beneficial ownership of 20% or more of the combined voting power of the Corporation's then outstanding voting securities, if there is a change in a majority of the members of the Board within a two-year period and in certain other events; (ii) the term "cause" is defined as, in general, the willful and continued failure by the Named Executive substantially to perform his duties after a demand for substantial performance has been delivered or the willful engaging of the Named Executive in misconduct which is materially injurious to the Corporation; and
(iii) "good reason" for termination by a Named Executive means, in general, termination subsequent to a change in control based on specified changes in the Named Executive's duties, responsibilities, titles, offices or office location, compensation levels and benefit levels or participation.

     The benefits include payment of full base salary through the date of termination at the rate in effect at the time of notice of termination, payment of any unpaid bonus for a past fiscal year and pro rata payment of bonus for the then current fiscal year, and continuation through the date of termination of all stock ownership, purchase and option plans and insurance and other benefit plans. In the event of a termination giving rise to benefits under the agreements, the applicable Named Executive will be entitled to payment of a lump sum amount equal to 2.99 times the sum of (i) his then annual base salary, computed at 12 times his then current monthly pay and (ii) his full year position par bonus for the then current fiscal year, subject to all applicable federal and state income taxes, together with payment of a gross-up amount to provide for applicable federal excise taxes in the event such lump sum and all other benefits payable to the Named Executive constitute an "excess parachute payment" under the Internal Revenue Code. The Corporation is required to maintain in full force and effect until the earlier of (i) two years after the date of any termination which gives rise to benefits under any of the agreements and (ii) commencement by the Named Executive of full-time employment with a new employer, all insurance plans and arrangements in which the Named Executive was entitled to participate immediately prior to his termination in a manner which would give rise to benefits under his agreement, provided that if such participation is barred, the Corporation will be obligated to provide substantially similar benefits. In the event of any termination giving rise to benefits under the agreements, the Corporation is required to credit the applicable Named Executive with three years of benefit and credited service in addition to the total number of years of benefit and credited service the Named Executive accrued under the USG Corporation Retirement Plan. See "Retirement Plans" below. If the Named Executive has a total of less than five years of credited service following such crediting, he nonetheless will be treated as if he were fully vested under that Plan, but with benefits calculated solely on the basis of such total benefit service.

     The Corporation is obligated to pay to each Named Executive all legal fees and expenses incurred by him as a result of a termination which gives rise to benefits under his agreement, including all fees and expenses incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided under such agreement. No amounts are payable under such agreements if the Named Executive's employment is terminated by the Corporation for "cause" or if the Named Executive terminates his employment and "good reason" does not exist.

     Although Water Street's ownership of more than 20% of the Corporation's voting securities as a result of the Restructuring constituted a "change in control" under the agreements, each of the Named Executives agreed to waive this occurrence. Such waivers do not constitute a waiver of any other occurrence of a change in control.

     The Corporation has established a so-called "rabbi trust" to provide a source of payment for benefits payable under such agreements. Immediately upon any change in control, the Corporation may deposit with the trustee under such trust an amount reasonably estimated to be potentially payable under all such agreements, taking into account any previous deposits. The Corporation did not make any such deposit to the trust as a result of Water Street's ownership. In the event that the assets of such trust in fact prove insufficient to provide for benefits payable under all such agreements, the shortfall would be paid directly by the Corporation from its general assets.

Retirement Plans

     The following table shows the annual pension benefits on a straight-life annuity basis for retirement at normal retirement age under the terms of the Corporation's contributory retirement plan (the "Retirement Plan"), before the applicable offset of one-half of the primary social security benefits at time of retirement. The table has been prepared for various compensation classifications and representative years of credited service under the Plan. Each participating employee contributes towards the cost of his or her retirement benefit. Retirement benefits are based on the average rate of annual covered compensation during the three consecutive years of highest annual compensation in the ten years of employment immediately preceding retirement. Participants become fully vested after five years of continuous credited service.

                             RETIREMENT PLAN TABLE

                                                   YEARS OF CREDIT SERVICE
            COVERED              ------------------------------------------------------------
         COMPENSATION               20           25           30           35           40
-------------------------------  --------     --------     --------     --------     --------
$  200,000.....................  $ 64,000     $ 80,000     $ 96,000     $112,000     $128,000
   400,000.....................   128,000      160,000      192,000      224,000      256,000
   600,000.....................   192,000      240,000      288,000      336,000      384,000
   800,000.....................   256,000      320,000      384,000      448,000      512,000
 1,000,000.....................   320,000      400,000      480,000      560,000      640,000
 1,200,000.....................   384,000      480,000      576,000      672,000      768,000
 1,400,000.....................   448,000      560,000      672,000      784,000      896,000

     The Named Executives participate in the Retirement Plan. The Named Executives' full years of continuous credited service at December 31, 1994 were as follows: Mr. Connolly, 36; Mr. Foote, 11; Mr. O'Bryan, 36; Mr. Roller, 34; and Mr. Pendexter, 37. Compensation under the Retirement Plan includes salary and incentive compensation (bonus and IRP payments) for the year in which payments are made.

     Pursuant to a supplemental retirement plan, the Corporation has undertaken to pay any retirement benefits otherwise payable to certain individuals, including the Named Executives, under the terms of the Corporation's contributory Retirement Plan but for provisions of the Internal Revenue Code limiting amounts payable under tax-qualified retirement plans in certain circumstances. The Corporation has established a so-called "rabbi trust" to provide a source of payment for benefits under this supplemental plan. Amounts are deposited in this trust from time to time to provide a source of payments to participants as they retire as well as for periodic payments to certain other retirees. In addition, the Corporation has authorized establishment by certain individuals, including each of the Named Executives other than Mr. Foote, of special retirement accounts with independent financial institutions as an additional means of funding the Corporation's obligations to make such supplemental payments. The Corporation also has an agreement with Mr. Connolly to pay to his spouse, in the event of his death prior to retirement while in the employ of the Corporation, an amount equal to the amount by which the net present value of his principal death benefits is less than the net present value of his principal retirement benefits. Such agreement does not have the effect of increasing Mr. Connolly's retirement benefits and terminates upon his retirement.

Director Compensation

     Directors who are not employees of the Corporation are currently entitled to receive a retainer of $6,500 per quarter plus a fee of $1,200 for each Board or Board committee meeting attended, together with reimbursement for out-of-pocket expenses incurred in connection with attendance at meetings. A non-employee director serving as chairman of a committee is entitled to receive an additional retainer of

$1,000 per quarter for each such chairmanship. Additional fees for pre-meeting consultations may be paid as applicable to non-employee directors, the amount of such fees to bear a reasonable relationship to the regular meeting fee of $1,200 and the customary length of a meeting of the Board committee involved. No director of the Corporation has received any compensation of any kind for serving as a director while also serving as an officer or other employee of the Corporation or any of its subsidiaries.

     In the past, the Corporation has entered into consulting agreements with retiring non-employee directors who had specified minimum periods of service on the Board. Those agreements continued the annualized retainer which was in effect in each instance at the time of retirement from the Board in return for an undertaking to serve in an advisory capacity and to refrain from any activity in conflict or in competition with the Corporation. The Board has determined to continue to offer such agreements on a case-by-case basis but also has determined to limit any such agreement to a term not to exceed five years.

               COMPENSATION AND ORGANIZATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

     The Compensation and Organization Committee of the Board of Directors (the "Committee"), which is composed entirely of independent, non-employee directors, has overall responsibility for the Corporation's executive compensation programs. The Committee approves the policy and design of all compensation plans covering executive officers and approves performance goals, position values, base salary ranges and increases, incentive opportunity awards and payouts, stock-based awards and related executive compensation issues.

     The Corporation's executive compensation strategy has been designed to reward executives who plan and lead the Corporation in achieving its financial and strategic business objectives. Accordingly, executive compensation programs are developed and administered to promote the linkage of pay to corporate performance and the alignment of the interests of the Corporation's executives with that of its stockholders. This philosophy encompasses the following guiding principles:

          1. A significant portion of the total compensation opportunity is variable and dependent upon the Corporation's annual and long-term business and financial performance.

          2. Compensation programs are designed to drive and reinforce the attainment of short-term operational objectives through annual incentive cash awards and longer range strategic initiatives through a long-term equity program.

          3. The programs provide overall compensation opportunities that are at competitive levels with comparably sized industrial companies. Compensation levels are increased when established performance goals are exceeded and reduced when established targets are not achieved.

     The components of the Corporation's executive compensation program are comprised of BASE SALARY, ANNUAL INCENTIVE CASH AWARDS AND A LONG-TERM EQUITY PROGRAM.

     Each year, the Committee conducts a comprehensive evaluation of the Corporation's executive compensation programs. For 1994, the Committee compared the Corporation's salary and cash incentive programs to those of a peer group of 630 participants representing 387 industrial organizations as well as to a smaller group of 60 industrial companies with similar annual revenues ($1 billion to $3 billion) that represent the Corporation's direct competition for executive talent. The Corporation had net sales of $2.3 billion for the year ended December 31, 1994. The Committee also reviewed annualized option grant values of a peer group of 304 industrial organizations. (The peer groups reviewed for compensation purposes are significantly broader than the Value Line Building Materials Index used in the graph of cumulative stockholder return included in this proxy statement, with any overlapping coincidental. The former groups are utilized to assess compensation practices and trends among industrial enterprises generally and comparably sized companies with which the Corporation competes for executive talent specifically, while the latter group was chosen solely for business compatibility in stockholder return comparisons.) In addition, the Committee considers recommendations from the Corporation's Human Resources Department which works closely with independent compensation consultants. In reviewing the compensation of executives other than Eugene B. Connolly, Chairman and Chief Executive Officer, the Committee also considers Mr. Connolly's counsel and recommendations.

Base Salaries

     Executive salary management is governed by the following precepts:

          1. Salary range increases and budget allotments for executive officers are considered annually based upon business, economic and competitive conditions.

          2. There are no "cost of living" or automatic twelve-month salary reviews/increases. Salaries are administered on an individual "pay for performance" basis.

          3. Amount and timing of individual salary increases vary based upon performance rating and contribution, current salary relative to midpoint for the established salary range, career progress and the annual salary budget allotment.

     Each year, the Chairman and Chief Executive Officer prepares a salary plan covering each of the Corporation's executive officers recognizing individual performance and contribution. These plans utilize base salary ranges that reflect the competitive market value of each position. The base salary ranges are reviewed and, if appropriate, adjusted each year predicated on economic and competitive issues including national salary survey data. The Corporation's target is to establish salary midpoints within applicable ranges at approximately the competitive 60th percentile of the survey group of comparably sized industrial companies.

Annual Incentive Cash Awards

     The Corporation's executive officers are eligible for annual incentive cash awards under the provisions of the Annual Management Incentive Program established under the Corporation's Management Performance Plan ("MPP") approved by the stockholders in 1988. Approximately 235 officers and managers with position values above a specified threshold were eligible to participate in the program in 1994. The program provides for cash awards based upon the achievement of established, quantifiable operational and financial objectives designed to enhance the Corporation's overall performance. A lesser incentive award is paid for goal achievement above threshold but below target and an increased incentive award is paid for goal achievement above target. Each Named Executive has an annual incentive opportunity (par) which is expressed as a percentage of the midpoint of annualized position values and varies with the participant's level of management accountability. Program measurements for 1994 were based upon an income goal and a liquidity goal determined by cash available for domestic debt paydown (defined as the domestic cash balance at year-end in excess of a minimum liquidity amount including all cash generated from domestic operations and financing activities, plus the available balance of a revolving credit facility). Achievement of the cash available for domestic debt paydown threshold results in an adjustment factor being applied to the basic income goal achievement to determine an annual management incentive award. Maximum awards are capped at 200% of par. Annual goals are reviewed and approved by the Committee. Awards are approved by the Committee following its written certification of goal attainment and are payable in cash. Corporate goal achievement above targets for 1994 resulted in maximum awards of 200% of par to the Named Executives.

Long-Term Equity Program

     The Corporation's long-term equity program is governed by the MPP. The Prepackaged Plan resulted in cash settlements of outstanding restricted and deferred share awards under the MPP in May 1993 except for the 28 most senior managers, including the Named Executives, who agreed to forego the conversion to cash provision for their restricted stock at that time (which would have aggregated approximately $351,000 for all Named Executives and $128,000 for Eugene B. Connolly) to facilitate negotiations for the Prepackaged Plan. In November 1993, the Committee determined that the purpose of the waivers to facilitate the Prepackaged Plan had been achieved and that the outstanding post-reverse split awards retained little of their original motivational and incentive value following the 50 to one reverse common stock split effected by the Prepackaged Plan. Accordingly, the Committee accelerated the vesting of the outstanding restricted and deferred share awards, including those held by the Named Executives as indicated in the Summary Compensation Table, to February 14, 1994.

     The Corporation's Prepackaged Plan provided for the continuation of the MPP and authorized 2,788,350 shares of Common Stock (equal to 7.5% of the number of shares of Common Stock then outstanding) to be reserved for future issuance in conjunction with stock options. Options for 1,673,000 of these shares were granted June 1, 1993 to 45 executives at the exercise price of $10.3125 per share. Options for 933,000 shares were granted on February 9, 1994 to 76 executives at the exercise price of $32.5625 per share, and options for 228,500 shares (including options for 46,200 shares forfeited by a former grantee who resigned from the Corporation) were granted on August 10, 1994 to 24 executives at the exercise price of $21.875 per share. In each case the option exercise price is the mean of the high and low trade prices for a share of Common Stock as reported on the New York Stock Exchange composite tape for that date. These options generally become exercisable at the rate of one-third of the aggregate grant on each of the first three anniversaries of the date of the grant. Option awards in 1994 were made to individuals recently promoted and select managers with apparent significant growth potential beyond their current assignments. William C. Foote, who was elected President and Chief Operating Officer effective January 1, 1994, was the only Named Executive to be awarded stock options in 1994. In determining individual award levels of such grants to executive officers, the Committee considered a number of subjective factors, without relative weight assigned to any particular factor, including the diminution of previous incentive awards effected by the Prepackaged Plan, the individual's assigned position value and anticipated career path, and the individual's performance rating. The Committee also considered survey data indicating that annualized option grant values as a multiple of base salary for such awards on the date of grant ranked in the approximate 40th percentile of surveyed companies.

Limitations On Compensation Deductibility

     The Committee has reviewed the effect on the Corporation's executive compensation programs of recent amendments to the Internal Revenue Code, including implementing regulations and transitional rules, limiting the deductibility of annual covered compensation in excess of $1 million by the Corporation for 1994 and subsequent years paid to its chief executive officer and the four other most highly compensated executive officers for such years. Based upon such review, the Committee believes that compensation to any such executive officer (i) in 1994 from annual incentive cash awards for that year, or (ii) in connection with exercises of stock options under the MPP or, if approved by the stockholders, the 1995 Long-Term Equity Plan, will be deemed performanced-based and exempt from the calculation of covered compensation subject to the deductibility limitation. The Committee also believes that there is no practicable action that could be taken to qualify regular salaries or other likely annual compensation for such exemption under the applicable provisions of the Internal Revenue Code as currently in effect.

                THE CHIEF EXECUTIVE OFFICER'S 1994 COMPENSATION

     In 1994, the compensation for Eugene B. Connolly consisted principally of
(i) salary of $640,000; and (ii) a 1994 annual incentive cash award of $795,366.

Base Salary

     In determining Mr. Connolly's base salary, the Committee considered the base salaries of chief executive officers of 60 comparably sized industrial companies, the Corporation's strong operating performance in 1994, and Mr. Connolly's individual performance. Corporation performance in 1994 was reflected in a 19.5% increase in net sales over the prior year and a 49.1% increase in operating profitability. Mr. Connolly's individual performance included leadership in development of strategic plans, succession planning, debt reduction and legal affairs. The Committee set Mr. Connolly's base salary in November 1994 at an annual rate of $685,000 commencing January 1, 1995, an increase of $45,000 or 7.0% over the base salary effective on July 1, 1993. Following such increase, Mr. Connolly's base salary ranked slightly above the 50th percentile of the survey group.

Annual Management Incentive Plan

     Mr. Connolly's 1994 Annual Management Incentive Program award was determined on the basis of the Corporation's overall achievement versus previously determined goals described earlier in this report. Mr. Connolly's 1994 annual incentive opportunity (par) was expressed as 65% of the midpoint of his annualized position values ($611,820). With the strong corporate goal achievement in 1994 described earlier in this report resulting in maximum awards of 200% of par to all eligible participants, Mr. Connolly earned an incentive award of $795,366 for 1994.

     The Committee believes that the Corporation's executive compensation program provides competitive opportunities for executives who contribute to the success of the Corporation in achieving its financial and strategic business objectives. In 1994, the Named Executives received over half of their compensation from corporate performance-based variable elements. The Committee intends to continue the policy of linking executive compensation to corporate performance and to monitor the effectiveness of the program, and the Committee will institute changes as it deems appropriate to promote policy goals.

     This report is submitted by the members of the Compensation and Organization Committee:

                             DAVID W. FOX, CHAIRMAN
                               ROBERT L. BARNETT
                                  W. H. CLARK
                              LAWRENCE M. CRUTCHER
                                WADE FETZER III

                               PERFORMANCE GRAPH

     The following graph and table depict the cumulative total stockholder returns following an assumed investment of $100 in shares of the Corporation's Common Stock for the periods of December 31, 1989 through May 6, 1993 (the effective date of the Prepackaged Plan) and May 7, 1993 through December 31, 1994 (subsequent to consummation of the Prepackaged Plan and emergence from bankruptcy). All shares of common stock, $0.10 par value per share, outstanding on May 6, 1993 ("Old Common Stock") were subject to a 50 to one reverse stock split on that date pursuant to the Prepackaged Plan. Following the issuance of Common Stock to subordinated debt holders in exchange for such debt pursuant to the Prepackaged Plan, holders of Old Common Stock held approximately 3% of the Common Stock outstanding on May 7, 1993. Also presented below for comparison are the cumulative total stockholder returns of a like assumed investment and the reinvestment of all dividends for the same periods in each of the Standard and Poor's 500 Index (the "S&P 500") and the Value Line Building Materials Index, which comprises 21 publicly traded companies in the building materials industry group and does not include the Corporation (the "Value Line Index").

      Measurement Period          USG Corpo-                      Value Line
    (Fiscal Year Covered)           ration          S&P 500          Index
1989                                       100             100             100
1990                                        18              97              90
1991                                        36             126             110
1992                                        12             136             133
May 6, 1993                                  6             140             143
May 7, 1993                                100             100             100
1993                                       244             107             112
1994                                       163             109              97

      The above figures have been rounded to the nearest dollar.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Water Street Agreement

     On February 25, 1993, the Corporation entered into an agreement with the Water Street Entities (the "Water Street Agreement"). The Water Street Agreement, among other things, (i) restricts the

Water Street Entities from purchasing, or offering or agreeing to purchase, any shares of Common Stock or other voting securities of the Corporation, except for Permitted Acquisitions (as defined in the Water Street Agreement) and acquisitions by any Water Street Entity other than Water Street of up to an aggregate of 10% of the then outstanding shares of Common Stock in the ordinary course of its business; (ii) requires (a) Water Street to vote all shares of Common Stock and other voting securities of the Corporation beneficially owned by it and (b) the other Water Street Entities to vote all shares of Common Stock beneficially owned by them in excess of 10% of the then outstanding shares of Common Stock, in each case, in the same proportion as the votes cast by all other holders of Common Stock and other voting securities of the Corporation, subject to certain exceptions described below; (iii) places restrictions on the ability of the Water Street Entities to transfer shares of Common Stock to any person, except for (a) sales consistent with Rule 144 of the Securities Act of 1933, (b) underwritten public offerings, (c) persons not known to be 5% holders,
(d) pledgees who agree to be bound by certain provisions of the Water Street Agreement, (e) in the case of Water Street, distributions to Water Street's partners in accordance with the governing partnership agreement, (f) pursuant to certain tender or exchange offers for shares of Common Stock and (g) pursuant to transactions approved by the Board; (iv) provides Water Street with certain rights to nominate directors to the Board and Finance Committee (see "Item No.
1 -- Election of Directors"); (v) requires the maintenance of directors' and officers' liability insurance and indemnification rights; (vi) requires that the Corporation's shareholder rights plan provide temporary exemptions for ownership of Common Stock by the Water Street Entities; (vii) provides Water Street with four demand registrations and unlimited piggyback registrations, subject to certain limitations; and (viii) provides for indemnification by the Corporation of Water Street, its underwriters and related parties for securities law claims related to any demand or piggyback registration contemplated in clause (vii) above.

     In connection with the Restructuring, Water Street nominated two New Directors to the Board, Wade Fetzer III and Barry L. Zubrow. See "Item No.
1 -- Election of Directors." In the event that the Water Street Directors are removed from office without the consent of Water Street, then the restrictions on the Water Street Entities relating to (i) the purchases of voting securities of the Corporation other than Permitted Acquisitions, (ii) the voting of securities of the Corporation and (iii) the transfer of shares of Common Stock, as described above, shall terminate. These restrictions shall also terminate upon the earliest to occur of: (i) the consummation of a merger, consolidation or other business combination to which the Corporation is a constituent corporation, if the stockholders of the Corporation immediately before such merger, consolidation or combination do not own more than 50% of the combined voting power of the then outstanding voting securities of the surviving corporation, (ii) the Board consisting of a majority of directors not approved by a vote of the directors serving at the time the Water Street Agreement was executed, and (iii) the tenth anniversary of the Water Street Agreement. In addition, the restrictions on purchases of voting securities and transfers of Common Stock shall also terminate upon the Water Street Entities owning less than 5% of the then outstanding shares of Common Stock.

     Furthermore, the Water Street Entities will not be subject to the voting restrictions contained in the Water Street Agreement if, among other things: (i) the Corporation defaults on the payment of principal or interest required to be paid pursuant to any indebtedness if the aggregate amount of such indebtedness is $25 million or more; (ii) the principal of any of the Corporation's indebtedness is declared due and payable prior to the date on which it would otherwise become due and payable if the aggregate amount of such indebtedness is $25 million or more; (iii) any person other than Water Street becomes the beneficial owner of more than 10% of the then outstanding shares of Common Stock; or (iv) the Corporation fails to comply with certain financial covenants. If the Corporation complies with the financial covenants within the two fiscal quarters following the first failure to comply, the voting restrictions shall apply again. However, if the Corporation thereafter fails to comply with any of the financial covenants, the voting restrictions shall terminate.

Note Placement

     Fidelity Management & Research Company and Fidelity Management Trust Company may beneficially own in excess of 5% of the outstanding shares of Common Stock. See "Principal Stockholders". On February 17, 1994, certain funds and accounts managed or advised by Fidelity Management & Research Company and Fidelity Management Trust Company purchased $150 million in aggregate principal amount of the Corporation's 9 1/4% Senior Notes due 2001. Such purchasers exchanged approximately $30 million aggregate principal amount of the Corporation's outstanding 8% Senior Notes due 1996 and approximately $35 million aggregate principal amount of the Corporation's outstanding 8% Senior Notes due 1997 and paid the $85 million balance of the purchase price in cash. In April 1994, the Corporation completed the exchange of all of its 9 1/4% Senior Notes due 2001 for a like principal amount ($150,000,000) of its substantially identical 9 1/4% Senior Notes due 2001, Series B, which were registered under the Securities Act of 1933.

              ITEM NO. 2 -- APPROVAL OF STOCK COMPENSATION PROGRAM
                           FOR NON-EMPLOYEE DIRECTORS

     Subject to approval of the stockholders, the Board of Directors has adopted the Stock Compensation Program for NonEmployee Directors. Under this plan, non-employee directors will receive 25% of their annual Board retainer fee in Common Stock of the Corporation instead of 100% in cash. Currently, the annual Board retainer fee is $26,000, paid in quarterly installments of $6,500. After the 1995 annual meeting, if the nominees for directors are reelected, 12 members of the Board of Directors will participate in the plan. The adoption of this plan will not result in any additional cost to the Corporation or represent additional compensation for the directors.

     The Board of Directors is of the opinion that the plan will help to advance the interests of the Corporation by helping to attract, motivate and retain highly qualified outside directors and by providing compensation which will even more closely align the interests of the directors with those of the stockholders. This plan is consistent with the Corporation's compensation objectives for its executive officers and other key employees in that rewards under the plan are dependent on those factors which directly benefit the Corporation's stockholders. The adoption of this plan will give greater relative weight to the long-term incentive component of the compensation program for outside directors of the Corporation.

     The material features of the proposed plan and other information about the plan are described below and in the New Plan Benefits table on page 32.

     Under the proposed plan, 25% of each non-employee director's annual Board retainer fee, an amount currently equal to $6,500, earned on and after July 1, 1995 will be paid in Common Stock of the Corporation, either from authorized but unissued shares or from the treasury. The payment of the installment of the annual retainer for the third calendar quarter consisting of the months of July, August and September will be made entirely in shares of Common Stock. The value of the shares will be based upon the mean of the high and low sales prices of a share of Common Stock on the 25th of September as reported on the New York Stock Exchange composite tape, or the next day that the New York Stock Exchange shall be open for trading if not open on the 25th of September. The plan will be administered by the Committee on Directors of the Board of Directors.

     Shares of Common Stock paid to a non-employee director under the plan shall be fully earned when paid. Shares of Common Stock paid under the plan will not be registered with the Securities and Exchange Commission and may not be sold or transferred by the recipient unless they are so registered, which the Corporation is not obligated to do, or they are eligible for an exemption from the registration requirements of the Securities Act of 1933. The plan has a term expiring on December 31, 1999 and is limited to 100,000 shares of Common Stock, subject to adjustment in the case of stock splits or dividends or other capital structure changes.

     The Board of Directors may terminate the plan or amend the plan at any time except that no amendment or termination may adversely affect a director's rights with respect to prior Common Stock payments, and the plan may be amended only once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. In addition, approval by the stockholders of the Company will be required for any increase in the shares available under the plan.

     Approval of the proposed plan by the stockholders will exempt the payment of the shares of Common Stock for the accounts of the directors from being treated as purchases for purposes of Section 16 of the Securities Exchange Act of 1934.

     The value of the shares paid to a non-employee director under the proposed plan will be taxable as income to the director for U.S. tax purposes in the year when paid, and the Corporation will be entitled to a corresponding deduction of such value as compensation paid.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

     The affirmative vote of the holders of a majority of shares represented at the meeting is required for adoption of this proposal.

              ITEM NO. 3 -- APPROVAL OF 1995 LONG-TERM EQUITY PLAN

     The Board of Directors believes that the continued success of the Corporation depends on its ability to attract, retain and motivate key employees. Accordingly, the Compensation and Organization Committee of the Board of Directors (the "Committee"), has reviewed the Corporation's long-term compensation program for key employees and recommends that stockholders approve the 1995 Long-Term Equity Plan (the "1995 Plan" or the "Plan"). The 1995 Plan continues many of the features of the Management Performance Plan which was approved by stockholders in 1988. In addition, in order for payment of certain incentive awards made under the 1995 Plan to be deductible by the Corporation under the current provisions of the Internal Revenue Code, they must be paid under a plan like the 1995 Plan following stockholder approval.

     The principal features of the 1995 Plan and of the operating guidelines which the Committee has adopted to implement the Plan (the "Operating Guidelines") are described below. The full text of the Plan is annexed hereto as Exhibit A and should be referred to for a complete description of its provisions.

     Generally. The 1995 Plan provides for the grant of various types of long-term incentive awards to key employees, consistent with the objectives and limitations of the Plan. These awards include options to purchase shares of Common Stock, including performance options and incentive stock options, stock appreciation rights, performance units and grants of restricted stock and deferred stock. If approved by stockholders, it is anticipated that the first awards under the 1995 Plan will be made in early 1996. The Management Performance Plan will remain in effect solely for annual cash incentive awards under the Annual Management Incentive Program.

     Administration. The 1995 Plan vests broad powers in the Committee to administer and interpret the Plan. The Committee shall consist of two or more members of the Board of Directors who are considered outside and disinterested for the purposes of the Internal Revenue Code and the Securities Exchange Act of 1934.

     The Committee's powers include authority, within the limitations set forth in the Plan, to select the persons to be granted awards, to determine the type, size and term of awards, to determine the time when awards will be granted and any conditions for receiving awards, to establish objectives and conditions for earning awards, to determine whether such conditions have been met and whether payment of an award will be made at the end of an award period, or at the time of exercise, or deferred, to determine whether payment of an award should be reduced or eliminated, and to determine whether such awards should be intended to qualify, regardless of their amount, as deductible in full for federal income tax purposes.

     Eligibility to Receive Awards. Key employees of the Corporation and its divisions, subsidiaries and affiliates are eligible to be granted awards under the Plan. It is expected that executives of the Corporation and its divisions and subsidiaries, a group now consisting of approximately 110 persons, will be granted awards under the 1995 Plan. The Committee may also grant awards to non-executive employees who are in a position to contribute to the success of the Corporation. Because the number of executives may change and because the selection of additional participants is discretionary, it is impossible to determine the exact number of persons who will be eligible for awards under the Plan during its term.

     Awards. The Plan provides for grants of stock options and performance options. In addition, the Committee has the discretion to grant incentive stock options, stock appreciation rights, performance units, restricted stock and deferred stock under the Plan. The terms of these various awards are discussed below.

     Stock Options. The 1995 Plan provides for regular grants of stock options, and for supplemental pro rata grants of stock options to certain participants who are promoted or newly hired during the vesting period for a regular grant.

     Under the Plan and the Operating Guidelines, the purchase price per share of Common Stock covered by each stock option shall be at least equal to the fair market value of a share of Common Stock on the date of grant. Fair market value shall be the mean of the high and low sales prices for Common Stock on the New York Stock Exchange composite tape. The Operating Guidelines provide that the term for exercise of a stock option may not exceed 10 years from the date of grant.

     The Operating Guidelines currently provide that 25% of the regular stock option awards to executive officers with specified position values and anticipated tenures will be deemed performance options, with the number of shares for which a performance option will ultimately be exercisable subject to adjustment based on the Corporation's long-term average return on net assets ("RONA") compared to that of a pre-selected comparison group of other publicly traded companies in the building materials industry, currently comprised of 14 companies (the "Peer Group"). The number of shares under a performance option will be multiplied by a factor of 2.7 to determine the shares subject thereto ("performance shares"). The number of performance shares for which a performance option will be exercisable will thereafter be determined by the Corporation's RONA ranking in the Peer Group for the three-year period commencing at the beginning of the fiscal year in which the award is made, ranging from exercisability for 100% of the performance shares in the event of a RONA ranking above the 90th percentile to 0% exercisability in the event of a RONA ranking below the 50th percentile in the Peer Group.

     The Operating Guidelines also provide that, at any time prior to the time at which an option is exercised, the Committee may, without the consent of the holder, cancel the option and pay to the holder the difference between the exercise price and the fair market value of the shares covered by the option.

     Other Awards. As indicated above, the Committee may also make other types of awards, including incentive stock options, stock appreciation rights, performance units, restricted stock grants and deferred stock grants, although it is not the Committee's present intention to do so. The value of incentive stock options and stock appreciation rights awarded pursuant to the Plan would be based on the fair market value of Common Stock on the date of grant. The full and/or partial vesting of any performance units award or any restricted stock or deferred stock grant that is intended to qualify in full as deductible for federal tax purposes will occur only upon the attainment by the Corporation of financial targets established at the time the award is made. These targets shall be established by the Committee and shall be based on one or more of the following performance measures: corporate earnings, earnings per share, return on investment, return on net assets, total shareholder return, division or subsidiary earnings, market value added or economic value added.

     Shares of Common Stock Subject to the Plan. The aggregate number of shares of Common Stock which may be the subject of awards under the 1995 Plan may not exceed 900,000 shares, of which not more than 450,000 shares of Common Stock may be the subject of awards in any calendar year. In the event of any change in outstanding Common Stock by reason of a split, stock dividend, merger or similar event, such equitable adjustment shall be made in the Plan and awards as shall be deemed necessary by the Committee.

     Individual Maximum. No participant may receive awards under the 1995 Plan which would result in his or her receiving more than 20% of the maximum number of shares available for award under the Plan.

     Assignment. Unless the Committee shall specifically determine otherwise, no award under the Plan shall be assignable or transferable.

     Death, Disability, Retirement or Termination. Generally, in the event of the death, disability or, with the approval of the Committee, early retirement of a holder of stock options (other than performance options), such options shall become exercisable in full and remain exercisable during the shorter of the five-year period following such event or the remaining term of the options. In the event of the death, disability or approved early retirement of a holder of performance options, such options shall revert to the status of regular stock options for the applicable number of shares of Common Stock before their conversion to performance options and shall thereafter be treated for all purposes as such regular stock options. Generally, if any participant shall cease to be an employee for any reason other than death, disability or approved early retirement, the participant's rights to any unvested award shall terminate.

     Amendment and Termination. The Committee may amend or terminate the 1995 Plan so long as such action does not adversely affect any rights or obligations with respect to awards already outstanding under the Plan. Unless the shareholders shall have first approved thereof, no amendment of the Plan may increase the maximum number of shares which can be delivered under the Plan or to any one individual, extend the maximum period during which awards may be granted under the Plan, change the performance goal, if any, pursuant to which an award is to be earned, or modify the requirements as to eligibility for participation in the Plan. The Committee may amend the Operating Guidelines from time to time, consistent with the Plan. No awards may be made under the 1995 Plan after December 31, 1999.

     Change in Control Provisions. The Plan provides that in the event of a change in control (i) all stock options and tandem stock appreciation rights will become immediately exercisable; (ii) the restrictions and deferral limitations applicable to outstanding restricted stock, deferred stock and other awards will lapse and the shares in questions will fully vest; and (iii) the value of all outstanding options and other awards under the Plan, unless otherwise determined by the Committee, will be cashed out on the basis of the highest price paid (or offered) during the preceding 60-day period, as determined by the Committee. In addition, at any time prior to or after a change in control, the Committee may accelerate awards and waive conditions and restrictions on any awards to the extent it may determine appropriate. Change in control is defined in the Plan generally as (i) the acquisition by a person or group on more than 20% of the combined voting power of the Corporation's securities, excluding the ownership acquired by Water Street in conjunction with the effectiveness of the Plan of Reorganization, (ii) a change in the membership of the Board of Directors during any 24-month period other than by reason of death resulting in a change in the majority of the Board, or (iii) the approval by the stockholders of the Corporation of a transaction involving the acquisition of the Corporation by a non-affiliated entity.

     Federal Tax Consequences. Under the Internal Revenue Code as currently in effect, a grant under the 1995 Plan of stock options, including performance options, would have no federal income tax consequence. Upon exercise under the Plan of a stock option or performance option that is not qualified as an incentive stock option under applicable federal tax regulations, the excess of the fair market value of the stock at the date of exercise over the exercise price is taxable to a participant as ordinary income. All amounts taxable to employees under the Plan in respect of stock options are deductible by the Corporation as compensation. Upon a sale of Common Stock acquired under the Plan, the participant realizes long- or short-term gain or loss, and the Corporation receives no further deduction.

     Additional Information. Reference should be made to the sections captioned "Summary Compensation Table," "Option/SAR Grants in Last Fiscal Year" and "Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values" at page 13 through 15 of this proxy statement, for detailed information on stock option awards to certain executive officers during the three most recent fiscal years.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS RESOLUTION.

     The affirmative vote of the holders of a majority of the shares represented at the meeting is required for adoption of this proposal. In the event the stockholders do not approve the 1995 Plan, the Compensation and Organization Committee will consider such other forms of incentive compensation, including the payment of cash, that may or may not be deductible for federal income tax purposes, as it shall deem necessary in order for the Corporation to remain competitive in the recruitment and retention of qualified executive personnel.

                  ITEM NO. 4 -- RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Arthur Andersen LLP, Chicago, Illinois, has examined the financial statements of the Corporation for many years. The following resolution will be presented at the meeting to ratify the appointment by the Audit Committee of the firm of Arthur Andersen LLP, as independent public accountants, to examine the financial statements of the Corporation for the current year ending December 31, 1995, and to perform other appropriate accounting services.

        RESOLVED: That the appointment by the Audit Committee of the Board of Directors of Arthur Andersen LLP as independent public accountants of the Corporation for the current year ending December 31, 1995, is hereby ratified, approved, and confirmed.

     The Corporation has been advised by Arthur Andersen LLP that no member of the firm has any financial interest, either direct or indirect, in the Corporation, nor has any connection with the Corporation in any capacity other than that of public accountants. A member of Arthur Andersen LLP will be present at the meeting to answer questions by stockholders and will have the opportunity to make a statement if he or she so desires.

     If the stockholders do not ratify the appointment of Arthur Andersen LLP, the selection of independent public accountants will be reconsidered by the Audit Committee.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS RESOLUTION.

     The affirmative vote of the holders of a majority of the shares represented at the meeting is required for adoption of this resolution.

                               NEW PLAN BENEFITS

     Set forth below are the dollar values of the Common Stock that will be paid to non-employee directors in 1995 under the Stock Compensation Plan for Non-Employee Directors, provided that such Plan is approved by the stockholders. The stock options that will be received in 1995 by the indicated persons or groups under the 1995 Long-Term Equity Plan or that would have been received by such persons or groups if the 1995 Long-Term Equity Plan had been in effect for 1994 are not determinable.

                                                                    STOCK COMPENSATION PLAN
                                                                   FOR NON-EMPLOYEE DIRECTORS
                                                                        DOLLAR VALUE ($)
                                                                   --------------------------
Eugene B. Connolly                                                        N/A
Chairman and Chief Executive Officer

William C. Foote                                                          N/A
President and Chief Operating Officer

P. Jack O'Bryan                                                           N/A
Senior Vice President -- Worldwide
Technology and Manufacturing

Donald E. Roller                                                          N/A
Group Vice President -- North American Gypsum; President and
  Chief Executive Officer, United States Gypsum Company

Harold E. Pendexter, Jr.                                                  N/A
Senior Vice President and Chief Administrative Officer

All current executive officers as a group                                 N/A

All non-executive outside directors                                    $ 78,000

All non-executive officer employees as a group                            N/A

                             ADDITIONAL INFORMATION

     The Corporation will bear the cost of the annual meeting and the cost of this proxy solicitation, including mailing costs. In addition to solicitation by mail, directors, officers, and regular employees of the Corporation may solicit proxies by telephone or otherwise, with no specific additional compensation to be paid for such services. The Corporation has retained Kissel-Blake Inc. to assist in this solicitation at a fee of $9,000 plus reimbursement of normal expenses. The Corporation also will reimburse upon request all brokers and other persons holding shares for the benefit of others for their reasonable expenses in forwarding proxies and accompanying material to the beneficial owners of such shares and in obtaining authorization from such beneficial owners to give proxies.

     The Board of Directors does not know of any matter that will be presented for action at the annual meeting other than the matters identified in this proxy statement. If any other matter is presented for such action, the individuals named in the proxy solicited by the Board of Directors intend to vote on it on behalf of the stockholders they represent in accordance with their best judgment.

     Proposals of stockholders intended to be presented at the next annual meeting in May, 1996, must be received by the Corporate Secretary, USG Corporation, 125 South Franklin Street, Chicago, Illinois 60680-4678, no later than December 2, 1995, for inclusion in the proxy statement and form of proxy relating to that meeting. Such proposals also must meet other requirements under applicable federal securities laws and regulations relating to stockholders' proposals.

                                           By order of the Board of Directors

                                           DEAN H. GOOSSEN
                                           Corporate Secretary

Dated: March 31, 1995

                                                                       EXHIBIT A

                                USG CORPORATION

                           1995 LONG-TERM EQUITY PLAN

1.  PURPOSE.

     The purposes of the 1995 Long-Term Equity Plan (the "Plan") are to provide long-term incentives to those persons with significant responsibility for the success and growth of USG Corporation and its subsidiaries, divisions and affiliated businesses (the "Corporation"), to assist the Corporation in attracting and retaining key employees on a competitive basis, and to associate the interests of such employees with those of the Corporation's shareholders.

2.  ADMINISTRATION OF THE PLAN.

     The Plan shall be administered by the Compensation and Organization Committee of the Board of Directors of the Corporation (the "Committee"). The Committee shall be appointed by the Board of Directors and shall consist of two or more of its members who are considered outside and disinterested for purposes of the Internal Revenue Code and the Securities Exchange Act of 1934.

     The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described herein) to select the persons to be granted awards under the Plan, to determine the type, size and terms of awards to be made to each employee selected, to determine the time when awards will be granted and any conditions which must be satisfied by employees before an award is made, to establish objectives and conditions for earning awards, to determine whether such conditions have been met and whether awards will be paid at the end of the award period, or when the award is exercised, or deferred, to determine whether payment of an award should be reduced or eliminated, and to determine whether such awards should qualify, regardless of their amount, as deductible in their entirety for federal income tax purposes.

     The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its businesses the Committee deems necessary or advisable. The Committee's interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Corporation, its shareholders and any person receiving an award under the Plan.

3.  ELIGIBILITY.

     Key employees of the Corporation and its divisions, subsidiaries and affiliates are eligible to be granted awards under the Plan. Executives of USG Corporation and its subsidiaries and divisions shall be granted awards of stock options and may, in the Committee's discretion, be granted other awards available under the Plan. The Committee, in its discretion, may also grant awards under the Plan to other employees of the Corporation, its divisions, subsidiaries and affiliates who are in a position to contribute to the success of the Corporation. Notwithstanding the foregoing, incentive stock options may only be granted to employees of the Corporation or its divisions and subsidiaries.

4.  AWARDS.

     (a) Types. Awards under the Plan include stock options, including performance options and incentive stock options, stock appreciation rights, performance units, restricted stock and deferred stock.

     (i) Stock Options. Stock options are rights to purchase shares of the Corporation Common Stock, $0.10 par value ("Common Stock"), at a fixed price for a specified period of time. The purchase price per share of Common Stock covered by a stock option awarded pursuant to this Plan, including any performance or incentive stock option, shall be equal to or greater than the fair market value of a share of Common Stock on the date the stock option is awarded. The Committee may determine that a portion of any stock option awards to select executives shall be deemed performance options in which the number of shares subject thereto shall ultimately be determined by the Corporation's attainment, as certified by the Committee, of return on net asset targets over a three-year period established by the Committee. Such performance options will not become exercisable in the event the minimum target is not met. The established targets for performance options will not be amended without shareholder approval.

     (ii) Stock Appreciation Rights. Stock appreciation rights are rights to receive the difference between the fair market value of a share of Common Stock on the grant date and the fair market value of a share of the Corporation Common Stock on the date the stock appreciation right vests.

     (iii) Performance Units. Performance units are rights to receive up to 100% of the value of a specified number of shares of Common Stock as of the date of grant, which value may be paid in cash or Common Stock, without payment of any amounts to the Corporation. The full and/or partial payments of performance units awards under this Plan will be made only upon certification by the Committee of the attainment by the Corporation of a financial target or targets established by the Committee at the time the award is made. These targets shall include one or more of the following: corporate earnings, return on investment, return on net assets, total shareholder return, division or subsidiary earnings, market value added or economic value added.

     (iv) Restricted Stock and Deferred Stock. Restricted Stock awards are grants of shares of Common Stock that may not be sold or transferred by the grantee for a period of time determined by the Committee. Deferred Stock awards are non-transferable rights to receive shares of Common Stock without any payment to the Corporation in one or more installments at a future date or dates, as determined by the Committee. The full and/or partial vesting of any restricted stock or deferred stock award made under this Plan that is intended to qualify in full as deductible for federal income tax purposes will occur only upon certification by the Committee of the attainment by the Corporation of targets established by the Committee at the time the award is made. These targets shall include one or more of the following: corporate earnings, return on investment, return on net assets, total shareholder return, division or subsidiary earnings, market value added or economic value added.

     (b) Supplemental Awards. Participants who are newly hired or promoted during the vesting period for stock options or during the first two years of the award period for performance options may be granted supplemental pro rata grants of stock options.

     (c) Guidelines. The Committee shall adopt from time to time written policies for its implementation of the Plan. Such policies shall be consistent with the Plan and may include, but need not be limited to, the type, size and term of awards to be made, and the conditions for payment of such awards.

     (d) Maximum Awards. An employee may be granted multiple awards under the Plan but no one employee may be granted, in the aggregate, awards which would resulting in his or her receiving in the aggregate during the term of the Plan, more than 20% of the maximum number of shares available for award under the Plan.

5.  SHARES OF STOCK SUBJECT TO THE PLAN.

     The shares that may be the subject of awards under the Plan shall not exceed an aggregate of 900,000 shares of Common Stock, of which not more than 450,000 of Common Stock may be the subject of awards in any calendar year, subject in each case to adjustment, if appropriate, pursuant to Section 7 hereof.

6.  DEFERRED PAYMENTS.

     The Committee may determine that all or a portion of a payment to a participant under the Plan, whether it is to be made in cash, shares of Common Stock or a combination thereof, shall be deferred. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion.

7.  DILUTION AND OTHER ADJUSTMENTS.

     In the event of any change in the outstanding shares of Common Stock by reason of any split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, such equitable adjustments shall be made in the Plan and the award thereunder as the Committee determines are necessary and appropriate, including, if necessary, an adjustment in the maximum number or kind of shares subject to the Plan or which may be or have been awarded to any participant. Such adjustment shall be conclusive and binding for all purposes of the Plan.

8.  MISCELLANEOUS PROVISIONS.

     (a) Rights as Shareholder. A participant in the Plan shall have no rights as a holder of Common Stock with respect to awards hereunder, unless and until certificates for shares of Common Stock are issued to the participant.

     (b) Assignment or Transfer. Unless the Committee shall specifically determine otherwise, no award under the Plan or any rights or interests therein shall be assignable or transferable by a participant except by will or the laws of descent and distribution.

     (c) Agreements. All awards granted under the Plan shall be evidenced by agreements in such form and containing such terms and conditions (not inconsistent with the Plan) as the Committee shall approve.

     (d) Requirements for Transfer. No share of Common Stock shall be issued or transferred under the Plan until all legal requirements applicable to the issuance or transfer of such shares have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any issuance of share of Common Stock made to any participant upon such participant's written undertaking to comply with such restrictions on his subsequent disposition of such shares as the Committee or the Corporation shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions.

     (e) Withholding Taxes. The Corporation shall have the right to deduct from all awards hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such awards and, with respect to awards paid in stock or upon exercise of stock options, to require the payment (through withholding from the participant's salary or otherwise) of any such taxes. The obligations of the Corporation to make delivery of awards in cash or Common Stock shall be subject to currency or other restrictions imposed by any government.

     (f) No Rights to Awards. Except as set forth herein, no employee or other person shall have any claim or right to be granted an award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation or any of its subsidiaries, divisions or affiliates.

     (g) Cost and Expenses. The cost and expenses of administering the Plan shall be borne by the Corporation and not charged to any award nor to any employee receiving an award.

     (h) Funding of Plan. The Plan shall be unfunded. The Corporation shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of awards under the Plan.

9.  EFFECTIVE DATE, AMENDMENTS AND TERMINATION.

     (a) Effective Date. The Plan shall become effective on the date it is approved by the Corporation's shareholders.

     (b) Amendments. The Committee may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any awards theretofore made under the Plan.

     Unless the shareholders of the Corporation shall have first approved thereof, no amendment of the Plan shall be effective which would increase the maximum number of shares of Common Stock which may be delivered under the Plan or to any one individual, except to the extent such amendment is made pursuant to Section 7 hereof, extend the maximum period during which awards may be granted under the Plan, change the performance goal, if any, pursuant to which an award is to be earned, or modify the requirements as to eligibility for participation in the Plan.

     With the consent of the employee affected, the Committee may amend outstanding agreements evidencing awards under the Plan in a manner not inconsistent with the terms of the Plan.

     (c) Termination. No awards of stock options, performance options, incentive stock options, stock appreciation rights, performance units, restricted stock or deferred stock shall be made under the Plan after December 31, 1999.

10.  CHANGE IN CONTROL PROVISIONS.

     (a) Impact of Event.  In the event of a "Change in Control" as defined in
Section 10(b) the following acceleration and valuation provisions shall apply.

          (i) Any stock appreciation rights and any stock options awarded under the Plan not previously exercisable shall become fully exercisable.

          (ii) The restrictions and deferral limitations applicable to any restricted stock and deferred stock shall lapse and such shares shall be deemed fully vested.

          (iii) Any outstanding performance units awards shall be vested and paid out based on the prorated target results for the performance periods in questions, unless the Committee provides prior to any Change in Control for a different payment.

          (iv) The value of all outstanding stock options, stock appreciation rights, restricted stock, deferred stock, and performance units payable in the form of Common Stock, in each case to the extent vested, shall, unless otherwise determined by the Committee in its sole discretion at or after grant but prior to any Change in Control be cashed out on the basis of the "Change in Control Price" as defined in Section 10(c) as of the date such Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.

     (b) Definition of "Change in Control." A "Change in Control" means the happening of any of the following:

          (i) When any "person" as defined in Section 3(a)(9) of the Securities Exchange Act of 1934 ("Exchange Act") and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act but excluding the Corporation and any subsidiary and any employee benefit plan sponsored or maintained by the Corporation or any subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), after the effective date of the Plan of securities of the Corporation representing 20 percent or more of the combined voting power of the Corporation's then outstanding securities;

          (ii) When, during any period of 24 consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof, provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this Section 10(b)(ii); or

          (iii) The approval by the stockholders of the Corporation of a transaction involving the acquisition of the Corporation by an entity other than the Corporation or a subsidiary through purchase of assets, by merger, or otherwise.

     (c) Change in Control Price. For purposes of this Section 10, "Change in Control Price" means the highest price per share paid in any transaction reported on the New York Stock Exchange composite tape, or paid or offered in any bona fide transaction related to a Change in Control of the Corporation at any time during the sixty-day period immediately preceding the occurrence of the Change in Control, in each case as determined by the Committee.

                                                      Card A: Registered Holder

PROXY                                                                   PROXY
                               USG CORPORATION

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF STOCKHOLDERS -- MAY 10, 1995


     The undersigned hereby appoints Eugene B. Connolly, William C. Foote and Dean H. Goossen and each or any of them, attorneys, with power of substitution and with powers the undersigned would possess if personally present, to vote all stock for the undersigned in USG CORPORATION at the annual meeting of the stockholders of said Corporation in the Sixth Floor Auditorium, The Northern Trust Building, 50 LaSalle Street, Chicago, Illinois on May 10, 1995 and any adjournment thereof, on the matters shown below and as set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

                   I plan to attend the Annual Meeting. / /

          PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.

Please indicate any change in            (Continued and to be signed on reverse
address.                                 side.)


                               USG CORPORATION

          PLEASE MARK YOUR VOTE IN THE OVALS IN THE FOLLOWING MANNER
                           USING DARK INK ONLY. /X/

[                                                                             ]

A VOTE FOR ALL NOMINEES AND FOR ITEMS 2 THROUGH 4 IS RECOMMENDED.
                                                          For All
                                        For    Withheld   Except                                               For  Against  Abstain
1.  ELECTION OF DIRECTORS TO SERVE FOR  / /      / /       / /  ____________  3.  Approval of the 1995 Long-   / /    / /     / /
    A THREE YEAR TERM                                            Nominee          Term Equity Plan.
    Nominees: W. H. Clark, Lawrence M. Crutcher,                 Exception
    Wade Fetzer III, William C. Foote,                                        4.  Ratification of the
    Judith A. Sprieser.                                                           appointment of Arthur        For  Against  Abstain
                                                                                  Anderson LLP as inde-        / /   / /      / /
2.  Approval of the Stock Compensation                                            pendent public accountants
    Plan for Non-Employee Directors.    For     Against   Abstain                 for the year ending
                                       / /      / /        / /                    December 31, 1995.

                                                                              5.  In their discretion, on any other matter that
                                                                                  may properly come before the meeting.

                                                                               Dated: ____________________________________, 1995
                                                                               _________________________________________________
                                                                               Signature

                                                                               The signature above should agree with the name shown
                                                                               on the Proxy.  Where stock is owned by more than one
                                                                               person, all owners should sign the Proxy.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR ALL CANDIDATES NAMED IN ITEM 1 AND FOR
ITEMS 2 THROUGH 4.


                                                      Card B: Plan Participants

PROXY                                                                   PROXY
                               USG CORPORATION

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF STOCKHOLDERS -- MAY 10, 1995


     The undersigned hereby appoints Eugene B. Connolly, William C. Foote and Dean H. Goossen and each or any of them, attorneys, with power of substitution and with powers the undersigned would possess if personally present, to vote all stock for the undersigned in USG CORPORATION at the annual meeting of the stockholders of said Corporation in the Sixth Floor Auditorium, The Northern Trust Building, 50 LaSalle Street, Chicago, Illinois on May 10, 1995 and any adjournment thereof, on the matters shown below and as set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

                   I plan to attend the Annual Meeting. / /

          PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.

Please indicate any change in            (Continued and to be signed on reverse
address.                                 side.)


                               USG CORPORATION

          PLEASE MARK YOUR VOTE IN THE OVALS IN THE FOLLOWING MANNER
                           USING DARK INK ONLY. /X/

[                                                                             ]

A VOTE FOR ALL NOMINEES AND FOR ITEMS 2 THROUGH 4 IS RECOMMENDED.
                                                          For All
                                        For    Withheld   Except                                               For  Against  Abstain
1.  ELECTION OF DIRECTORS TO SERVE FOR  / /      / /       / /  ____________  3.  Approval of the 1995 Long-   / /    / /     / /
    A THREE YEAR TERM                                            Nominee          Term Equity Plan.
    Nominees: W. H. Clark, Lawrence M. Crutcher,                 Exception
    Wade Fetzer III, William C. Foote,                                        4.  Ratification of the
    Judith A. Sprieser.                                                           appointment of Arthur        For  Against  Abstain
                                                                                  Anderson LLP as inde-        / /   / /      / /
2.  Approval of the Stock Compensation                                            pendent public accountants
    Plan for Non-Employee Directors.    For     Against   Abstain                 for the year ending
                                       / /      / /        / /                    December 31, 1995.

                                                                              5.  In their discretion, on any other matter that
                                                                                  may properly come before the meeting.

                                                                               Dated: ____________________________________, 1995
                                                                               _________________________________________________
                                                                               Signature

                                                                               The signature above should agree with the name shown
                                                                               on the Proxy.  Where stock is owned by more than one
                                                                               person, all owners should sign the Proxy.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR ALL CANDIDATES NAMED IN ITEM 1 AND FOR
ITEMS 2 THROUGH 4.
